UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2007
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500 San Jose, CA (Address of Principal Executive Offices)		95113 (Zip Code)
(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 10.23

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 16, 2007, Callidus Software Inc. (the “Company”) entered into a separation agreement (“Separation Agreement”) with Robert Warfield, the Company’s Chief Technology Officer. The Separation Agreement provides that Mr. Warfield’s employment with the Company will terminate effective August 15, 2007. Under the Separation Agreement, on August 15, 2007, the Company will pay Mr. Warfield four and one-half months of base pay and will provide an additional payment to him to cover four and one-half months of COBRA health coverage in exchange for a general release of claims against the Company. Mr. Warfield is also eligible to receive a cash performance bonus at the discretion of the Company’s Chief Executive Officer.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.23 Separation Agreement and Release of Claims between Robert Warfield and the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: March 21, 2007	By:	/s/ V. Holly Albert
		Name:	V. Holly Albert
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
     10.23 Separation Agreement and Release of Claims between Robert Warfield and the Company.